                                                                       EXHIBIT 8

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                                 ------------

                                   Form 8-K


                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934



Date of report (Date of earliest event reported):    February 28, 1996



                            KASLER HOLDING COMPANY
        --------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


       Delaware                 1-12054                    35-0565601
  -----------------       --------------------        -------------------
     (State of         (Commission File Number)         (IRS Employer
   Incorporation)                                    Identification No.)


               27400 East 5th Street, Highland, California 92346
       -----------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                (909) 425-4200
      ------------------------------------------------------------------
             (Registrant's telephone number, including area code)

      ------------------------------------------------------------------
         (former name or former address, if changed since last report)


                                 Total Pages 5

                  Index to Exhibits appears on page 4 herein

Item 5.   Other Events.
          ------------

        On February 28, 1996, Kasler Holding Company issued a press release, a copy of which is attached hereto as Exhibit 1. The information contained in such press release is incorporated by reference herein in its entirety.


Item 7. Financial Statements and Exhibits.
        ---------------------------------

   (c) The following exhibit is filed as part of this Report:

   1.   Press Release of Kasler Holding Company dated February 28, 1996.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 29, 1996

                            KASLER HOLDING COMPANY
                            (Registrant)


                            By:    /s/ Gregory J. Rutherford
                               ------------------------------------------
                               Name:   Gregory J. Rutherford
                               Title:  Vice President and Chief Financial
                                       Officer

                                 EXHIBIT INDEX

Exhibits.
- --------

   1.   Press Release of Kasler Holding Company dated February 28, 1996.

[Kasler Holding Company logo]
Contact:    Greg Rutherford, Vice President and CFO
            D. Kyle Bradshaw, Corporate Accounting Mgr
            (909) 884-4811

            Wendi Kopsick
            Kekst and Company
            (212) 593-2655

FOR IMMEDIATE RELEASE
- ---------------------

                   KASLER TO CONSOLIDATE CORPORATE FUNCTIONS
                   -----------------------------------------

      - Company Will Change Name to Washington Construction Group, Inc.,
                        Pending Shareholder Approval -

HIGHLAND, CA, February 28, 1996 -- Kasler Holding Company (NYSE: KAS) today announced that, in order to create a more efficient corporate structure, it will combine all of the corporate functions of its three operating subsidiaries, Washington Contractors Group, Kasler Corporation and Pomeroy, in one office in Highland, California. The consolidation, which will result in a non-recurring pre-tax charge of approximately $1.5 million in the first quarter of 1996, is expected to generate annual administrative pre-tax cost savings of approximately $300,000.

The Company will continue to maintain area offices in Missoula, Montana; Las Vegas, Nevada; and Petaluma, California. The reorganization will not have any effect on the Company's field operations, but will result in the elimination of approximately 15 corporate positions.

John H. Wimberly, President and Chief Executive Officer, commented, "Following a complete review of our corporate and management structure, we are instituting a number of changes to improve the efficiency and effectiveness of our organization. These steps are a further extension of the many actions we have taken over the past sixteen months to build the Company's long-term value."

The Company also announced that, pending shareholder approval at its Annual Meeting on April 3, 1996, it will change its name to Washington Construction Group, Inc. The new name will better identify the Company's primary business activity.

Kasler Holding Company, based in Highland, California, is a diversified construction company with operations in infrastructure, contract mining, environmental remediation, commercial construction and construction materials markets serving both government and private customers in the western United States.

Mailing Address:                            Corporate Headquarters:
P.O. Box 387                                27400 East 5th Street
San Bernardino, California                  Highland, California 92346
92402-0387                                  Phone (909) 884-4811
                                            Fax (909) 425-2268